UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

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CyGene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-15654	22-2789408
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7786 Wiles Road, Coral Springs, Florida 33067

(Address of Principal Executive Office) (Zip Code)

(954) 741-7077

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2008, CyGene Laboratories, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”). The Certificate of Amendment, formally approved by the Company’s stockholders pursuant to a special meeting of the stockholders held on February 21, 2008 (the “Special Meeting”), amended the Company’s Certificate of Incorporation to increase the number of authorized common stock, par value $.001, from 75,000,000 shares to 200,000,000 shares. The Company filed a definitive proxy statement on Schedule 14A relating to Special Meeting on January 24, 2008 (the “Proxy Statement”). The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As disclosed in the Proxy Statement, one of the principal purposes of the Certificate of Amendment was to authorize additional shares of common stock for issuance upon the potential conversion of certain notes and warrants into common shares. During the last quarter of 2007, the Company completed a private placement offering of five month convertible promissory notes in the aggregate principal amount of $902,221. On February 22, 2008, as a result of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, these notes were automatically converted by their terms into 22,555,525 shares of the Company’s common stock, at $.04 per share.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No	Exhibit Description

3.1	Certificate of Amendment of the Certificate of Incorporation of CyGene Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CyGene Laboratories, Inc.

By:	/s/ MARTIN MUNZER
Martin Munzer President and Chief Executive Officer

Date: February 28, 2008

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